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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(5) Registration No. 033-97985

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 13, 2002)

5,500,000 Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Shares of Beneficial Interest

We are offering and selling 5,500,000 of our shares of beneficial interest and the associated rights which we refer to in this prospectus supplement as the "shares." Our shares are listed on the New York Stock Exchange under the symbol "PEI." The last reported sale price of the shares on the New York Stock Exchange on August 14, 2003 was $30.85 per share. As of August 14, 2003, we had 16,928,405 outstanding shares.

Investing in our shares involves risks. For a description of these risks, see "Risk Factors" beginning on page 2 of the accompanying prospectus and additional risk factors contained in other filings we have made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

	Per Share	Total
Public offering price	$29.75	$163,625,000
Underwriting discount	$0.25	$1,375,000	(1)
Proceeds to us (before expenses and advisory fees)	$29.50	$162,250,000

(1)
We have also agreed to pay advisory fees of $572,500 and $1,375,000 to Lehman Brothers and Citigroup Global Markets Inc., respectively.

Lehman Brothers may also purchase up to an additional 825,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers expects to deliver the shares on or about August 21, 2003.

LEHMAN BROTHERS

August 15, 2003

TABLE OF CONTENTS

Prospectus Supplement
Cautionary Statement Regarding Forward-Looking Statements
Prospectus Supplement Summary
Pennsylvania Real Estate Investment Trust
Recent Developments
The Offering
Summary Unaudited Pro Forma Condensed Combined Financial Statements
Use of Proceeds
Price Range of Shares and Distributions
Underwriting
About This Prospectus Supplement
Where You Can Find More Information
Legal Matters
Independent Auditors
Prospectus
Pennsylvania Real Estate Investment Trust
Risk Factors
Selected Financial Data
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Shares of Beneficial Interest
Description of Preferred Shares of Beneficial Interest
Description of Debt Securities
Description of Warrants
Description of Units
Summary of the Trust Agreement
Summary of the Operating Partnership Agreement
Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
About this Prospectus
Where You Can Find More Information
Forward Looking Statements

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, operating results and prospects may have changed since those dates. We are not making an offer of these shares in any jurisdiction where an offer or sale is not permitted.

        No dealer, sales person or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities specifically offered by it, but only under circumstances and in jurisdictions where it is lawful to do so.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus, and in documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, we may not be able to consummate our merger with Crown American Realty Trust, which we refer to as Crown, described in "Recent Developments" below. Certain factors that could cause us not to consummate the merger include, without limitation, failure of the requisite number of our shareholders, unitholders of our operating partnership who are entitled to vote on the merger or Crown's shareholders to approve the merger, the satisfaction of closing conditions applicable to the merger (some of which are beyond our control), and other economic or business factors. Important factors that could cause actual results to differ materially from current expectations reflected in the forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus include, among others, the risk factors discussed in the accompanying prospectus and the filings made by us with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

        For each of the forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We do not intend to and disclaim any duty or obligation to update or revise any forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        The following is only a summary and may not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that we have incorporated by reference. You should pay special attention to the section entitled "Risk Factors" beginning page 2 of the accompanying prospectus and the risk factors incorporated herein to determine whether an investment in the shares is appropriate for you. For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to "us," "we," "our," or "ours," we describe Pennsylvania Real Estate Investment Trust together with PREIT Associates, L.P., a limited partnership of which PREIT is the sole general partner, which we refer to as PREIT Partnership.

Pennsylvania Real Estate Investment Trust

        We are a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail properties. As of June 30, 2003, we owned interests in 28 retail properties with approximately 17.5 million square feet in seven states. We have elected, and conduct our operations in a manner intended, to comply with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code.

        We are the sole general partner of and own approximately an 88.70% interest in PREIT Partnership. We own substantially all of our assets and conduct substantially all of our operations through PREIT Partnership.

        We are organized as a business trust under Pennsylvania law. Our principal executive offices are located at The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania 19102, telephone: (215) 875-0700.

Recent Developments

Proposed Merger with Crown American Realty Trust

        On May 14, 2003, we announced that we, PREIT Partnership, Crown and Crown American Properties, L.P., a limited partnership of which Crown is the sole general partner, which we refer to as Crown Partnership, entered into a merger agreement providing for the merger of Crown with and into us.

        If the merger and the transactions contemplated by the merger agreement are completed, then:

  •
  we will issue 0.3589 shares for each outstanding Crown share in a tax-free, share-for-share transaction;

  •
  we will issue one newly-created 11% non-convertible senior preferred share for each outstanding Crown preferred share;

  •
  PREIT Partnership will issue 0.2053 PREIT Partnership units for each outstanding Crown Partnership unit; and

  •
  we will issue replacement options or warrants to purchase a number of shares equal to the number of Crown common shares or Crown Partnership units that could have been purchased under the Crown options or warrants multiplied by 0.3589 and the exercise price of each such replacement option or warrant will be equal to the exercise price of the original option or warrant divided by 0.3589.

        The merger and the related transactions contemplated by the merger agreement will require:

  •
  approval by a majority of the votes cast at the special meeting of our shareholders who are entitled to vote on the merger;

  •
  a specified number of affirmative votes of certain holders of outstanding PREIT Partnership units who are entitled to vote on the merger. The votes of the holders of PREIT Partnership units entitled to vote on the merger will be considered together with our shareholders as a single class. The exact number of required affirmative votes by such holders will depend on the number of affirmative votes received from the holders of our shares at a special meeting of shareholders;

  •
  approval by a majority of the outstanding Crown common shares; and

  •
  approval by Crown Investments Trust and Crown American Investment Company, as limited partners of Crown Partnership, which have agreed to vote in favor of the merger.

        The merger and the related transactions contemplated by the merger agreement also are subject to the consent of certain lenders of both parties as well as other customary closing conditions.

        In connection with the merger, Crown's mortgage debt, which as of June 30, 2003 aggregated approximately $609 million, will be assumed. In addition, we currently expect to repay Crown's $175 million line of credit facility with GE Capital Corporation, under which approximately $144.7 million was outstanding as of June 30, 2003, with proceeds from additional debt financings which we are currently negotiating with prospective lenders together with additional borrowings under our existing line of credit.

        On August 13, 2003, we filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File No. 333-107902), providing for registration under the Securities Act of 1933, as amended, of the securities to be issued by us as consideration in the merger. We currently expect the merger to close in the fourth quarter of 2003. However, we cannot provide any assurances that the merger and the related transactions contemplated by the merger agreement will be consummated on the timing we currently anticipate or at all. The merger and the related transactions may not be consummated as a result of a number of factors, some of which are beyond our control. These factors include, but are not limited to the parties' failure to satisfy the relevant conditions to closing under the merger agreement, failure to obtain necessary consents or approvals under the merger agreement, the commencement of litigation in response to the merger, and breach of the merger agreement and/or exercise of the parties' respective rights of termination under the merger agreement. You should carefully review the risks related to the merger contained in our Current Report on Form 8-K filed by us with the Securities and Exchange Commission on August 15, 2003 and incorporated by reference herein.

Multifamily Portfolio Disposition

        We have completed the sale of 17 of our 19 multifamily properties and have received approximately $408 million in proceeds from such transactions. We have applied a substantial portion of the net proceeds of the multifamily transactions to pay off in full the balance of our acquisition term loan secured in connection with our acquisition of six enclosed shopping malls from The Rouse Company in the second quarter 2003 and to pay the outstanding balance in full on our $25 million unsecured line of credit.

        On July 25, 2003, we completed the sale of our two remaining wholly-owned multifamily properties to Morgan Properties, Ltd. for $81.4 million, including $33.8 million in assumed debt with net proceeds to us of $44.3 million. The net proceeds reflect a purchase price credit of $3.0 million awarded to Morgan upon the closing of the sale of all 15 of our wholly-owned multifamily properties.

        We also recently entered into agreements to sell our interests in our two remaining joint venture multifamily properties to our joint venture partners for an aggregate of approximately $8.6 million, inclusive of approximately $3.5 million of assumed debt. We currently expect to close these transactions in the third quarter of 2003.

The Offering

Shares offered	5,500,000 shares
Shares to be outstanding after the offering	22,428,405 shares (1)
Over-allotment option	825,000 shares
Price per share	$29.75
Use of proceeds
We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions, advisory fees and estimated expenses payable by us, will be approximately $160 million. We intend to use the net proceeds of the offering to exercise our option to acquire the interest of our joint venture partner in connection with our interest in Willow Grove Park, to repay certain outstanding indebtedness and to fund our existing development and redevelopment projects, in such amounts and as further described below under the caption "Use of Proceeds" on page S-7.
New York Stock Exchange symbol	PEI
Risk Factors
For a description of the risks that you should consider in connection with an investment in the shares, you should review the disclosure regarding such risks contained in (i) our Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 15, 2003 and August 12, 2003, (ii) our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 31, 2003, and (iii) the accompanying prospectus beginning on page 2.
Federal income tax considerations
For a description of the material federal income tax considerations of an investment in the shares, please review the disclosure contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2003 which is incorporated by reference herein.

(1)
Excludes (i) 825,000 shares subject to the underwriter's over-allotment option, (ii) approximately 1,855,061 shares reserved for issuance under our Dividend Reinvestment and Stock Purchase Plan, Employee Share Purchase Plan, Restricted Share Plan for Non-Employee Trustees and our equity compensation plans, of which approximately 685,258 shares are issuable upon exercise of outstanding options, (iii) outstanding PREIT Partnership units convertible into 2,047,618 shares, and (iv) up to 14,123,169 shares issuable in connection with the consummation of our proposed merger with Crown American Realty Trust.

Summary Unaudited Pro Forma Condensed Combined Financial Data

        The following table sets forth the summary unaudited pro forma condensed combined financial data for us and Crown as a combined entity, giving effect to our acquisition of six enclosed shopping malls from The Rouse Company during the second quarter of 2003, our sale of 15 wholly-owned multifamily properties and the interests in two joint ventures owning multifamily properties during the second and third quarters of 2003 and our proposed merger with Crown as if they had occurred on the dates indicated after giving effect to the pro forma adjustments. The unaudited pro forma financial information assumes that the completed transactions and the proposed merger with Crown were completed as of March 31, 2003 for the purposes of the unaudited pro forma consolidated balance sheet data and as of the first day of the period presented for purposes of the unaudited pro forma consolidated operating data. The unaudited pro forma financial information does not reflect our receipt of the net proceeds of this offering.

        You should read the information below together with all other financial information and analysis presented or incorporated by reference in this prospectus supplement, including the historical and pro forma financial statements of us and Crown and the related notes incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" on page S-12. The unaudited pro forma consolidated financial information is presented for information purposes only and does not purport to represent what the combined company's operating data or balance sheet data would have been had the indicated transactions been completed on the dates indicated above, or to project the combined company's operating results or financial position for any future period. The unaudited pro forma adjustments are based on available information and upon assumptions that we believe are reasonable.

	Pro Forma for the three months ended March 31, 2003	Pro Forma for the year ended December 31, 2002
Operating Data:
Revenues
Real estate revenue
Base rent	$61,997	$249,973
Expense reimbursements	29,394	106,388
Percentage rent	2,494	10,376
Lease termination revenue	343	3,427
Other real estate revenue	967	4,009

Total real estate revenue	95,195	374,173
Management company revenue	2,661	12,326
Interest and other income	142	711

Total revenues	97,998	387,210

Expenses
Property operating expenses	37,349	134,591
Depreciation and amortization	20,365	80,361
General and administrative expenses	9,051	31,079
Interest expense	21,476	89,380

Total expenses	88,241	335,411

	9,757	51,799
Equity in income of partnerships and joint ventures	1,387	6,577
Gains on sales of interests in real estate	1,245	369

Income before minority interest and discontinued operations	12,389	58,745
Minority interest in properties	(310)	(1,244)

Minority interest in operating partnership	(1,171)	(6,057)
Income from continuing operations	$10,908	$51,444

Basic income from continuing operations per share	$0.27	$1.37
Diluted income from continuing operations per share	$0.26	$1.35
Weighted average number of shares outstanding:
Basic	28,058	27,675
Diluted	28,482	28,052
Pro Forma as of March 31, 2003
Balance Sheet Data (at the end of period):
Investments in real estate, at cost	$2,270,409
Total assets	2,450,299
Total debt	1,421,167
Minority interest	151,207
Total shareholders' equity	766,093

USE OF PROCEEDS

        After deducting the underwriting discount and commissions, advisory fees and other expenses payable by us associated with this offering, we estimate that the net proceeds from the sale of the shares, excluding any shares subject to the over-allotment option, will be approximately $160 million.

        We expect to use approximately $65 million of the net proceeds of this offering to pay our transaction costs in connection with our acquisition of the Rouse mall portfolio and our proposed merger with Crown.

        We expect to use approximately $48 million of the net proceeds of this offering to exercise our option to acquire the interest of our joint venture partner in the partnership that acquired Willow Grove Park, an approximately 1.2 million square foot regional mall in Willow Grove, Pennsylvania, in February 2000. We may exercise this option at a price equal to a 12% internal rate of return on our joint venture partner's investment in the partnership. At June 30, 2003, our capital interest in the partnership that owns Willow Grove Park was 30% and our management interest was 50%. We are also the managing general partner of the partnership that owns Willow Grove Park.

        We expect to use approximately $95 million of the net proceeds of this offering to repay amounts outstanding under our $200 million revolving credit facility. As of June 30, 2003, our credit facility had an aggregate of $117.9 million outstanding. This credit facility bears interest at LIBOR plus margins ranging from 130 to 190 basis points depending on the ratio of our consolidated liabilities to gross asset value, as such ratio is defined in the credit agreement for this credit facility. As of June 30, 2003, the margin was set at 190 basis points. This credit facility expires on December 28, 2003 and may be extended for an additional year only with the approval of the lenders. We also expect to use approximately $1.9 million of the net proceeds of this offering to pay certain unrealized losses and fees associated with the termination of our two interest rate hedges. We intend to terminate our interest rate hedge with Fleet National Bank, which matures on December 15, 2003, and which, at June 30, 2003, had an estimated unrealized loss of $1.4 million, a notional value of $55 million and incurred interest at a rate of 6.0%. We also intend to terminate our interest rate hedge with Wells Fargo, which matures on December 15, 2003, and which, at June 30, 2003, had an estimated unrealized loss of $0.5 million, a notional value of $20 million and incurred interest at a rate of 6.02%.

        We expect to use the balance of these net proceeds to fund our current development and redevelopment projects and other working capital purposes.

PRICE RANGE OF SHARES AND DISTRIBUTIONS

        Our shares began trading on the New York Stock Exchange on November 14, 1997 (ticker symbol "PEI"). Before then, our shares were traded on the American Stock Exchange. The following tables present the high and low sales prices for our shares, as reported by the New York Stock Exchange, and cash distributions paid for the periods indicated:

	High	Low	Distributions Paid
2000
Quarter ended March 31, 2000	$17.25	$14.63	$0.47
Quarter ended June 30, 2000	$18.50	$16.00	$0.47
Quarter ended September 30, 2000	$18.06	$16.88	$0.47
Quarter ended December 31, 2000	$19.75	$16.81	$0.51

			$1.92

2001
Quarter ended March 31, 2001	$22.36	$18.94	$0.51
Quarter ended June 30, 2001	$24.70	$20.50	$0.51
Quarter ended September 30, 2001	$25.05	$18.25	$0.51
Quarter ended December 31, 2001	$23.90	$20.50	$0.51

			$2.04

2002
Quarter ended March 31, 2002	$25.50	$22.63	$0.51
Quarter ended June 30, 2002	$27.20	$24.90	$0.51
Quarter ended September 30, 2002	$27.11	$20.55	$0.51
Quarter ended December 31, 2002	$26.45	$22.52	$0.51

			$2.04

2003
Quarter ended March 31, 2003	$28.80	$24.70	$0.51
Quarter ended June 30, 2003	$30.34	$27.97	$0.51
Quarter ended September 30, 2003 (through August 14, 2003)	$32.38	$29.80	$—

        The last reported sale price of the shares on August 14, 2003 was $30.85 per share. As of August 14, 2003, there were approximately 1,300 holders of record of our shares and approximately 13,400 beneficial holders of our shares.

        In order to qualify as a real estate investment trust, or REIT, under federal tax law, we generally must distribute to our shareholders each year at least 90% of our REIT taxable income (computed without the dividends paid deduction and excluding net capital gains) and 90% of our net income after tax, if any, from foreclosure property, minus the sum of certain items of noncash income. Distributions must generally be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on our undistributed amounts at regular corporate tax rates.

        We currently anticipate that we will continue to make cash distributions in the future in March, June, September and December of each year; however, our future payment of distributions will be at the discretion of our Board of Trustees and will depend on numerous factors, including our cash flow, financial condition, capital requirements, annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code and other factors that our Board of Trustees deems relevant.

UNDERWRITING

        Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K relating to this offering, Lehman Brothers Inc. has agreed to purchase from us 5,500,000 shares.

        The underwriting agreement provides that the underwriter is obligated to purchase, subject to certain conditions, all of the shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The conditions contained in the underwriting agreement include requirements that:

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver customary closing documents to the underwriter.

Over-Allotment Option

        We have granted the underwriter a 30-day option after the date of the underwriting agreement to purchase, in whole or in part, up to an aggregate of 825,000 additional shares at the public offering price less the underwriting discounts and commissions. Such option may be exercised to cover over-allotments, if any, made in connection with the offering. To the extent that the option is exercised, the underwriter will be obligated to purchase these additional shares.

Commissions and Expenses

        We have been advised by the underwriter that it proposes to offer the shares directly to the public at the public offering price presented on the cover of this prospectus supplement. After the offering, the underwriter may change the public offering price and other offering terms.

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option to purchase up to 825,000 additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays us for the shares.

	No Exercise		Full Exercise
Per share	$0.25		$0.25
Total	$1,375,000	(1)	$1,581,250	(1)

(1)
We have also agreed to pay advisory fees of $572,500 (or $815,875 if the over-allotment option is exercised in full) and $1,375,000 (or $1,518,250 if the over-allotment option is exercised in full) to Lehman Brothers and Citigroup Global Markets Inc., respectively.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions and advisory fees payable by us, will be approximately $310,000.

Lock-Up Agreements

        We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares or securities convertible into or exchangeable or exercisable for any shares. The underwriter allowed certain exceptions to these restrictions.

        Subject to certain exceptions, our executive officers have agreed that for a period of 90 days from the date of this prospectus supplement they will not, without, in each case, the prior written consent of the underwriter:

  •
  offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares or securities convertible into or exchangeable or exercisable for any shares;

  •
  enter into a transaction that would have the same effect; or

  •
  enter into any swap or other derivatives transaction that transfers, in whole or in part, any of the economic consequences of ownership of shares, whether any such aforementioned transaction is to be settled by delivery of those shares or other securities, in cash or otherwise.

Indemnification

        We have agreed to indemnify the underwriter against liabilities, including liabilities under the Securities Act, or to contribute to payments that may be required to be made in respect of these liabilities.

Stabilization, Short Positions and Penalty Bids

        In connection with this offering, the underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, which is called a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase shares in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

        Lehman Brothers and Citigroup have from time to time provided investment or commercial banking services to us and our affiliates in the past and are likely to do so in the future. Lehman Brothers and Citigroup receive customary fees and commissions for these services.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus describing the provisions or contents of any agreement or other document are not necessarily complete. If the Securities and Exchange Commission's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see the agreement or document for a complete description of these matters.

        You should read this prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" below.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy materials that we have filed with the Securities and Exchange Commission, including the registration statement, at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, DC 20549

        You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330.

        The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. Reports, proxy statements and other information concerning Pennsylvania Real Estate Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, NY 10005.

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information we file with the Securities and Exchange Commission prior to the completion of this offering will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any document we previously filed with the Securities and Exchange Commission. In particular, the information appearing in the accompanying prospectus under the caption "Federal Income Tax Considerations" has been superseded by information appearing in the filings listed below. We incorporate by reference the filings listed below, which we have previously filed with the Securities and Exchange Commission, and any future filings made with the Securities and Exchange Commission prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, unless expressly indicated, a Current Report on Form 8-K pursuant to Item 9 or Item 12 shall not be incorporated by reference herein. All of these filings, which contain important information about us, are considered a part of this prospectus supplement and the accompanying prospectus. The file number for each of the documents listed below is File No. 1-12216.

        (1)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

        (2)   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003.

        (3)   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003.

        (4)   Our Current Reports, or amendments thereto, on Form 8-K filed on the following dates:

    •
    August 15, 2003
    •
    August 12, 2003
    •
    August 8, 2003
    •
    June 20, 2003
    •
    June 16, 2003
    •
    May 22, 2003
    •
    May 13, 2003
    •
    April 10, 2003

        You may obtain copies of documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the telephone number listed below:

Pennsylvania Real Estate Investment Trust
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
Attention: Jean Dardzinski
(215) 875-0730

LEGAL MATTERS

        Hogan & Hartson L.L.P. will pass upon the validity of the shares we are offering hereby and the statements incorporated by reference herein from our Current Report on Form 8-K filed with the Securities and Exchange on August 15, 2003 under the caption "Federal Income Tax Considerations to PREIT Shareholders." Certain tax matters will be passed upon by Drinker Biddle & Reath LLP. Certain legal matters will be passed upon for the underwriter by Clifford Chance US LLP.

INDEPENDENT AUDITORS

        The consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, incorporated by reference into this prospectus supplement, have been audited by KPMG LLP, independent accountants, as stated in their report in our Current Report on Form 8-K dated June 27, 2003, filed on August 12, 2003, which contains an explanatory paragraph that indicates that the Company has adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

        The financial statements of Lehigh Valley Associates at December 31, 2002 and December 31, 2001, and for the three years ended December 31, 2002 incorporated by reference in our Current Report on Form 8-K dated June 27, 2003 and filed on August 12, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference.

        The consolidated financial statements and schedules of Crown American Realty Trust at December 31, 2002, and for the three years then ended incorporated by reference in our Current Report on Form 8-K filed on August 15, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

PROSPECTUS

$300,000,000

Pennsylvania Real Estate Investment Trust

Shares of Beneficial Interest
Preferred Shares of Beneficial Interest
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Warrants
Units

        We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

  •
  shares of beneficial interest, $1.00 par value per share, and associated shareholder rights;

  •
  preferred shares of beneficial interest;

  •
  debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

  •
  warrants exercisable for shares, preferred shares, debt securities or other securities or rights; and

  •
  units consisting of two or more classes of securities.

        The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms of the offering of such securities.

        Our shares of beneficial interest are traded on the New York Stock Exchange under the symbol "PEI." Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

        Consider carefully the Risk Factors beginning on page 2 before deciding to invest in these securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2002.

i

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

        PREIT, which is organized as a business trust under Pennsylvania law, is a fully integrated, self-administered and self-managed real estate investment trust, founded in 1960, that acquires, develops, redevelops and operates retail and multifamily properties. We conduct substantially all of our operations through PREIT Associates, L.P., and we have elected, and conduct our operations in a manner intended, to comply with the requirements for qualification as a real estate investment trust (a "REIT") under the Real Estate Investment Trust Act of 1960, Sections 856-60 of the Internal Revenue Code of 1986, as amended.

        Our principal executive offices are located at The Bellevue, 200 S. Broad St., Philadelphia, Pennsylvania, 19102, telephone: (215) 875-0700.

RISK FACTORS

Real Estate Industry

        We face risks associated with general economic conditions and local real estate conditions in areas where we own properties.

        We may be affected adversely by general economic conditions and local real estate conditions. For example, an oversupply of the types of properties that we own in a local area or a decline in the attractiveness of our properties to shoppers, residents or tenants would have a negative effect on us.

        Other factors that may affect general economic conditions or local real estate conditions include:

  •
  population trends

  •
  income tax laws

  •
  availability and costs of financing

  •
  construction costs

  •
  weather conditions that may increase or decrease energy costs

We may be unable to compete with our larger competitors and other alternatives to our portfolio of properties

        The real estate business is highly competitive. We compete for interests in properties with other real estate investors and purchasers, many of whom have greater financial resources, revenues and geographical diversity than we have. Furthermore, we compete for tenants with other property owners. All of our properties are also subject to significant local competition. Our multifamily properties compete with providers of other forms of housing, such as single family housing. Competition from single family housing increases when lower interest rates make mortgages more affordable. Further, our portfolio of retail properties faces competition from internet-based operations that may be capable of providing lower-cost alternatives to customers. If we expand our portfolio to include additional types of properties, we may face additional risks that are specific to those property types.

We are subject to significant regulation that restricts our activities

        Local zoning and land use laws, environmental statutes and other governmental requirements restrict our expansion, rehabilitation and reconstruction activities. These regulations may prevent us from taking advantage of economic opportunities.

        Legislation such as the Americans with Disabilities Act may require us to modify our properties. Future legislation may impose additional requirements. We cannot predict what requirements may be enacted.

Our Properties

We face risks that may restrict our ability to develop properties

        There are risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail centers and multifamily properties. These risks include:

  •
  expenditure of money and time on projects that may never be completed

  •
  higher than estimated construction costs

  •
  late completion because of unexpected delays in construction or in the receipt of zoning or other regulatory approvals

  •
  inability to obtain permanent financing upon completion of development activities

        The risks described above are compounded by the fact that we must distribute 90% of our taxable income in order to maintain our qualification as a REIT. As a result of these distribution requirements, new developments are financed primarily through lines of credit or other forms of construction financing. We may be unable to obtain this financing on terms that are favorable to us, if at all.

        Furthermore, we must acquire and develop suitable high traffic properties at costs consistent with the overall economics of the project. Because real estate development is extremely competitive, we cannot assure you that we will be able to acquire additional appropriate sites within our geographic markets.

Some of our properties are old and in need of maintenance and/or renovation

        Some of the properties in which we have an interest were constructed or last renovated more than 10 years ago. Older properties may generate lower rentals or may require significant capital expense for renovations. More than forty percent of our multifamily properties have not been renovated in the last ten years. Some of our multifamily properties lack amenities that are customarily included in modern construction, such as dishwashers, central air conditioning and microwave ovens. Some of our retail and multifamily properties are difficult to lease because they are too large, too small or inappropriately proportioned for today's market. We may be unable to remedy some forms of obsolesence.

We may be unable to successfully integrate and effectively manage the properties we acquire

        Subject to the availability of financing and other considerations, we intend to continue to acquire interests in properties that we believe will be profitable or will enhance the value of our portfolios. Some of these properties may have unknown characteristics or deficiencies. Therefore, it is possible that some properties will be worth less or will generate less revenue than we believe at the time of acquisition.

        To manage our growth effectively, we must successfully integrate new acquisitions. We cannot assure you that we will be able to successfully integrate or effectively manage additional properties.

        When we acquire properties, we also take on other risks, including:

  •
  financing risks (some of which are described below)

  •
  the risk that we will not meet anticipated occupancy or rent levels

  •
  the risk that we will not obtain required zoning, occupancy and other governmental approvals

  •
  the risk that there will be changes in applicable zoning and land use laws that affect adversely the operation or development of our properties

We may be unable to renew leases or relet space as leases expire

        When a lease expires, a tenant may refuse to renew it. We may not be able to relet the property on similar terms, if we are able to relet the property at all. We have established an annual budget for renovation and reletting expenses that we believe is reasonable in light of each property's operating history and local market characteristics. This budget, however, may not be sufficient to cover these expenses.

We have been and may continue to be affected negatively by tenant bankruptcies and leasing delays

        At any time, a tenant may experience a downturn in its business that may weaken its financial condition. As a result, our tenants may delay lease commencement, fail to make rental payments when due, or declare bankruptcy. Any such event could result in the termination of that tenant's lease and losses to us.

        We receive a substantial portion of our retail property income as rents under long-term leases. If retail tenants are unable to comply with the terms of their leases because of rising costs or falling sales, we may modify lease terms to allow tenants to pay a lower rental or a smaller share of operating costs and taxes.

Future terrorist activity may have an adverse effect on our financial condition and operating results

        Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001 and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties. A decrease in demand would make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction or loss, and the availability of insurance for such acts may be less, or cost more, which would adversely affect our financial condition and results of operations. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases. These acts may further erode business and consumer confidence and spending, and may result in increased volatility in national and international financial markets and economies. Any one of these events may decrease demand for real estate, decrease or delay the occupancy of our new or renovated properties, increase our operating expenses due to increased physical security for our properties and limit our access to capital or increase our cost of raising capital. We apply comprehensive planning and operational measures in an effort to enhance the security of our employees, tenants and visitors at our properties. This effort, a strong component of our operational program before September 11th, undergoes regular review and, where necessary and appropriate, improvement and enhancement. The need to enhance security measures and add additional security personnel at our properties could increase the costs of operating our properties with a materially adverse impact on our cash flows and results of operations.

We face risks associated with PREIT-RUBIN's management of properties owned by third parties

        PREIT-RUBIN manages a substantial number of properties owned by third parties. Risks associated with the management of properties owned by third parties include:

  •
  the property owner's termination of the management contract

  •
  loss of the management contract in connection with a property sale

  •
  non-renewal of the management contract after expiration

  •
  renewal of the management contract on terms less favorable than current terms

  •
  decline in management fees as a result of general real estate market conditions or local market factors

  •
  claims of losses due to allegations of mismanagement

        The occurrence of one or more of these risks could have a material adverse effect on our results of operations.

Coverage under our existing insurance policies may be inadequate to cover losses

        We generally maintain insurance policies related to our business, including casualty, general liability and other policies covering our business operations, employees and assets. However, we could be required to bear all losses that are not adequately covered by insurance, including losses related to terrorism, which generally are not covered by insurance. Although we believe that our insurance programs are adequate, we cannot assure you that we will not incur losses in excess of our insurance coverage. If we are unable to obtain insurance in the future at acceptable levels and reasonable cost, the possibility of losses in excess of our insurance coverage may increase and we may not be able to comply with covenants under our debt agreements.

        Insurance payouts resulting from the terrorist attacks occurring on September 11, 2001 could significantly reduce the insurance industry's reserves. Moreover, the demand for higher levels of insurance coverage will likely increase because of these attacks. As a result, we expect our insurance premiums to increase in the future, which may have a materially adverse impact on our cash flow and results of operations. Furthermore, we may not be able to purchase policies in the future with coverage limits and deductibles similar to those that were available before the attacks. Because it is not possible to determine what kind of policies will be available in the future and at what prices, there is no guarantee that we will be able to maintain our pre-September 11, 2001 insurance coverage levels.

We face risks due to lack of geographic diversity

        Most of our properties are located in the eastern United States. A majority of the properties are located either in Pennsylvania or Florida. General economic conditions and local real estate conditions in these geographic regions have a particularly strong effect on us. Other REITs may have a more geographically diverse portfolio and thus may be less susceptible to downturns in one or more regions.

We face possible environmental liabilities

        Current and former real estate owners and operators may be required by law to investigate and clean up hazardous substances released at the properties they own or operate. They may also be liable to the government or to third parties for substantial property damage, investigation costs and cleanup costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may affect adversely the owner's ability to sell or lease real estate or to borrow with the real estate as collateral.

        From time to time, we respond to inquiries from environmental authorities with respect to properties both currently and formerly owned by us. We cannot assure you of the results of pending investigations, but we do not believe that resolution of these matters will have a material adverse effect on our financial condition or results of operations.

        We have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of unknown environmental conditions or violations with respect to the properties we formerly owned. Environmental laws today can impose liability on a previous owner or operator of a property that owned or operated the property at a time when hazardous or toxic substances were disposed of, or released from, the property. A conveyance of the property, therefore, does not relieve the owner or operator from liability.

        We are aware of certain environmental matters at some of our properties, including ground water contamination, above-normal radon levels and the presence of asbestos containing materials and lead-based paint. We have, in the past, performed remediation of such environmental matters, and we are not aware of any significant remaining potential liability relating to these environmental matters. We may be required in the future to perform testing relating to these matters. We cannot assure you that the amounts that we have reserved for these matters will be adequate to cover future environmental costs.

        At five properties in which we currently have an interest, and at two properties in which we formerly had an interest, environmental conditions have been or continue to be investigated and have not been fully remediated. At five of these properties, groundwater contamination has been found. At two of the properties with groundwater contamination, the former owners of the properties are remediating the groundwater contamination. Dry cleaning operations were performed at three of the properties in which we currently or formerly had an interest. At two of the dry cleaning properties, soil contamination has been identified and groundwater contamination was found at the other dry cleaning property. Although the properties with contamination arising from dry cleaning operations may be eligible under a state law for remediation with state funds, we cannot assure you that sufficient funds will be available under the legislation to pay the full costs of any such remediation.

        There are asbestos-containing materials in a number of our properties, primarily in the form of floor tiles and adhesives. The floor tiles and adhesives are generally in good condition. Fire-proofing material containing asbestos is present at some of our properties in limited concentrations or in limited areas. At properties where radon has been identified as a potential concern, we have remediated or are performing additional testing. Lead-based paint has been identified at certain of our multifamily properties and we have notified tenants under applicable disclosure requirements. Based on our current knowledge, we do not believe that the future liabilities associated with asbestos, radon and lead-based paint at the foregoing properties will be material.

        We are aware of environmental concerns at two of our development properties. Our present view is that our share of any remediation costs necessary in connection with the development of these properties will be within the budgets for development of these properties (or, in the case of one of these properties, our prospective partner, who also is the current owner of such property, will address the environmental concerns prior to the commencement of the development process), but the final costs and necessary remediation are not known and may cause us to decide not to develop one or both of these properties.

        We have limited environmental liability coverage for the types of environmental liabilities described above. The policy covers liability for pollution and on-site remediation limited to $2 million for any single claim and further limited to $4 million in the aggregate. The policy expires on December 1, 2002.

Financing Risks

We face risks generally associated with our debt

        We finance parts of our operations and acquisitions through debt. There are risks associated with this debt, including:

  •
  a decline in funds from operations from increases in rates on our floating-rate debt

  •
  forced disposition of assets resulting from a failure to repay or refinance existing debt

  •
  refinancing terms that are less favorable than the terms of existing debt

  •
  default or foreclosure due to failure to meet required payments of principal and interest

We may not be able to comply with leverage ratios imposed by our credit facility or to use our credit facility when credit markets are tight

        We currently use a three-year credit facility that is secured by certain of our properties for working capital, acquisitions, construction of our development properties, and renovations and capital improvements to our properties. The credit facility currently requires our operating partnership, PREIT Associates, to maintain certain asset and income to debt ratios and minimum income and net worth levels. If, in the future, PREIT Associates fails to meet any one or more of these requirements, we would be in default. The lenders, in their sole discretion, may waive a default or we might secure alternative or substitute financing. We cannot assure you, however, that we can obtain waivers or alternative financing. Any default may have a materially adverse effect on our operations and financial condition.

        When the credit markets are tight, we may encounter resistance from lenders when we seek financing or refinancing for some of our properties. If our credit facility is reduced significantly or withdrawn, our operations would be affected adversely. If we are unable to increase our borrowing capacity under the credit facility, our ability to make acquisitions would be affected adversely. We cannot assure you as to the availability or terms of financing for any particular property.

        We have entered into agreements limiting the interest rate on portions of our credit facility. If other parties to these agreements fail to perform as required by the agreements, we may suffer credit loss. Further, these agreements expire in December of 2003 and we may be unable to replace them with agreements with favorable terms, if at all.

We may be unable to obtain long-term financing required to finance our partnerships and joint ventures

        The profitability of each partnership or joint venture in which we are a partner or co-venturer that has short-term financing or debt requiring a balloon payment is dependent on the availability of long-term financing on satisfactory terms. If satisfactory long-term financing is not available, we may have to rely on other sources of short-term financing, equity contributions or the proceeds of refinancing other properties to satisfy debt obligations. Although we do not own the entire interest in connection with many of the properties held by such partnerships or joint ventures, we may be required to pay the full amount of any obligation of the partnership or joint venture that we have guaranteed in whole or in part. Additionally, we may elect to pay a partnership's or joint venture's obligation to protect our equity interest in its properties and assets.

Some of our properties are held by special purpose entities and are not generally available to satisfy creditors' claims in bankruptcy.

        Some of our properties are owned or ground-leased by subsidiaries that we created solely for that purpose. The mortgaged properties and related assets are restricted solely for the payment of the related loans and are not available to pay our other debts. The cash flow from these properties, however, is available for our general use so long as no event of default has occurred and after we have paid any debt services and provided for any required reserves under the applicable loan agreement.

Governance

We may be unable to effectively manage our partnerships and joint ventures due to disagreements with our partners and joint venturers

        Generally, we hold interests in our portfolio properties through PREIT Associates. In many cases we hold properties through joint ventures or partnerships with third-parties and, thus, we hold less than 100% of the ownership interests in these properties. Of the properties with respect to which our ownership is partial, most are owned by partnerships in which we are a general partner. The remaining properties are owned by joint ventures in which we have substantially the same powers as a general partner. Under the terms of the partnership and joint venture agreements, major decisions, such as a sale, lease, refinancing, expansion or rehabilitation of a property, or a change of property manager, require the consent of all partners or co-venturers. Necessary actions may be delayed significantly because decisions must be unanimous. It may be difficult or even impossible to change a property manager if a partner or co-venturer is serving as the property manager.

        Business disagreements with partners may arise. We may incur substantial expenses in resolving these disputes. To preserve our investment, we may be required to make commitments to or on behalf of a partnership or joint venture during a dispute. Moreover, we cannot assure you that our resolution of a dispute with a partner will be on terms that are favorable to us.

        Other risks of investments in partnerships and joint ventures include:

  •
  partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions

  •
  partners or co-venturers might have business interests or goals that are inconsistent with our business interests or goals

  •
  partners or co-venturers may be in a position to take action contrary to our policies or objectives

  •
  potential liability for the actions of our partners or co-venturers

We are subject to restrictions that may impede our ability to effect a change in control

        Our Trust Agreement restricts the possibility of our sale or change in control, even if a sale or change in control were in our shareholders' interest. These restrictions include the ownership limit on our shares of beneficial interest, which is designed to ensure qualification as a REIT, the staggered terms of our Trustees and our ability to issue preferred shares. Additionally, we have adopted a shareholder rights plan that may deter a potential acquiror from attempting to acquire us.

We have entered into agreements that may limit our ability to sell some of our properties

        Some limited partners of PREIT Associates may suffer adverse tax consequences if certain properties owned by PREIT Associates are sold. As the general partner of PREIT Associates, with respect to certain of these properties we have agreed to indemnify the former property owners against tax liability that they may incur if we sell these properties within a certain number of years after we acquired them. In some cases, these agreements may make it uneconomical for us to sell these properties, even in circumstances in which it otherwise would be advantageous to do so.

We may issue preferred shares with greater rights than our shares of beneficial interest

        Our Board of Trustees may issue up to 25,000,000 preferred shares without shareholder approval. Our Board of Trustees may determine the relative rights, preferences and privileges of each class or series of preferred shares. Because our Board of Trustees has the power to establish the preferences and rights of the preferred shares, preferred shares may have preferences, distributions, powers and rights senior to our shares of beneficial interest.

We may amend our business policies without your approval

        Our Board of Trustees determines our growth, investment, financing, capitalization, borrowing, REIT status, operating and distribution policies. Although the Board of Trustees has no present intention to amend or revise any of these policies, these policies may be amended or revised without notice to shareholders. Accordingly, shareholders may not have control over changes in our policies. We cannot assure you that changes in our policies will serve fully the interests of all shareholders.

Limited partners of PREIT Associates may vote on fundamental changes we propose

        Our assets are generally held through PREIT Associates, a Delaware limited partnership of which we are the sole general partner. We currently hold a majority of the limited partner interests in PREIT Associates. However, PREIT Associates may from time to time issue additional limited partner interests in PREIT Associates to third parties in exchange for contributions of property to PREIT Associates. These issuances will dilute our percentage ownership of PREIT Associates. Limited partner interests in PREIT Associates generally do not carry a right to vote on any matter voted on by our shareholders, although limited partner interests may, under certain circumstances, be redeemed for our shares. However, before the date on which at least half of the partnership interests issued on September 30, 1997 in connection with our acquisition of The Rubin Organization have been redeemed, the holders of partnership interests issued on September 30, 1997 are entitled to vote, along with our shareholders as a single class, on any proposal to merge, consolidate or sell substantially all of our assets. Our partnership interest in PREIT Associates is not included for purposes of determining when half of the partnership interests issued on September 30, 1997 have been redeemed, nor are they counted as votes. We cannot assure you that we will not agree to extend comparable rights to other limited partners in PREIT Associates.

Our success depends in part on Ronald Rubin

        We are dependent on the efforts of Ronald Rubin, our Chairman and Chief Executive Officer. The loss of his services could have an adverse effect on our operations.

Our officers who both work for us and have interests in properties that we manage may have conflicts of interest

        We provide management, leasing and development services for partnerships and other ventures in which some of our officers, including Ronald Rubin, our Chairman and Chief Executive Officer, have either direct or indirect ownership interests. In addition, we lease substantial office space from an entity in which some of our officers have an interest. Although we believe that the terms of these transactions are no less favorable to us than the terms of our other similar agreements, our officers who have interests in both sides of these transactions face a conflict of interest in deciding to enter into these agreements and in negotiating their terms.

Other Risks

We may fail to qualify as a REIT and you may incur tax liabilities as a result

        If we fail to qualify as a REIT, we will be subject to Federal income tax at regular corporate rates. In addition, we might be barred from qualification as a REIT for the four years following disqualification. The additional tax incurred at regular corporate rates would reduce significantly the cash flow available for distribution to shareholders and for debt service.

        To qualify as a REIT, we must comply with certain highly technical and complex requirements. We cannot be certain we have complied with such requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to our qualification as a REIT or with respect to the federal income tax consequences of qualification. We believe that we have qualified as a REIT since our inception and intend to continue to qualify as a REIT. However, we cannot assure you that we have been qualified or will remain qualified.

We may be unable to comply with the strict income distribution requirements applicable to REITs

        To obtain the favorable treatment associated with qualifying as a REIT, we are required each year to distribute to our shareholders at least 90% of our net taxable income. In addition, we are subject to a tax on the undistributed portion of our income at regular corporate rates and may also be subject to a 4% excise tax on this undistributed income. We could be required to seek to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if conditions are not favorable for borrowing.

You may have no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in our financial statements included in this prospectus

        After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen to the incorporation by reference of its report on our financial statements and schedules in this prospectus, and we have not filed that consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the incorporation by reference of its report in this prospectus, your ability to assert claims against Arthur Andersen may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen under Section 11 of the Securities Act for untrue statements of a material fact, if any, contained in our financial statements and schedules audited by Arthur Andersen that are incorporated by reference in this prospectus, or omissions to state a material fact, if any, required to be stated in those financial statements and schedules.

SELECTED FINANCIAL DATA

        We adopted SFAS No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. Although the adoption of SFAS No. 142 would not have had a substantial impact on our results of operations for the periods presented, the following selected financial data presents our results of operations for the periods presented in each case as if SFAS No. 142 had been in effect at the beginning of such period. The data is being provided for your information and should be read in conjunction with our financial statements, related notes and other financial information incorporated herein by reference.

	For the Year Ended December 31, 2001	For the Year Ended December 31, 2000	For the Year Ended December 31, 1999	For the Year Ended December 31, 1998	For the 4 Month Period Ended December 31, 1997(1)	For the Fiscal Year Ended August 31, 1997
	(Thousands of dollars, except per share results)
Operating Results
Total revenues	$113,582	$101,856	$90,364	$62,395	$17,252	$40,485
Income before extraordinary loss	$19,789	$32,254	$20,739	$23,455	$6,262	$10,235
Impact of goodwill amortization (2)	423	291	215	115	29	—

Adjusted income before extraordinary loss	$20,212	$32,545	$20,954	$23,570	$6,291	$10,235

Net income	$19,789	$32,254	$20,739	$23,185	$5,962	$10,235
Impact of goodwill amortization (2)	423	291	215	115	29	—

Adjusted net income	$20,212	$32,545	$20,954	$23,300	$5,991	$10,235

Basic earnings per share	$1.35	$2.41	$1.56	$1.74	$0.66	$1.18
Impact of goodwill amortization (2)	0.03	0.02	0.02	0.01	—	—

Adjusted basic earnings per share	$1.38	$2.43	$1.58	$1.75	$0.66	$1.18

Diluted earnings per share	$1.35	$2.41	$1.56	$1.74	$0.66	$1.18
Impact of goodwill amortization (2)	0.03	0.02	0.02	0.01	—	—

Adjusted diluted earnings per share	$1.38	$2.43	$1.58	$1.75	$0.66	$1.18

Balance Sheet Data
Investments in real estate, at cost	$650,460	$612,266	$577,521	$509,406	$287,926	$202,443
Total assets	$602,628	$576,663	$547,590	$481,615	$265,566	$165,657
Total mortgage, bank and construction loans payable	$360,373	$382,396	$364,634	$302,276	$103,939	$117,412
Minority interest	$36,768	$29,766	$32,489	$28,045	$15,805	$540
Shareholders' equity	$180,285	$143,906	$133,412	$137,082	$138,530	$40,899
Other Data
Cash flows from operating activities	$37,655	$44,473	$29,437	$31,302	$4,237	$15,219
Cash distributions per share	$2.04	$1.92	$1.88	$1.88	$0.47	$1.88

(1)
We changed from a fiscal year end to a calendar year end in 1997.

(2)
We refer you to footnote 12 of Notes To Unaudited Consolidated Financial Statements from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002, for information regarding the impact of SFAS No. 142.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities for general business purposes, including the development and acquisition of additional properties and other acquisition transactions as suitable opportunities arise, the payment of certain outstanding secured or other indebtedness and improvements to certain properties in our portfolio.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,		Fiscal Years Ended December 31,
2002	2001	2001	2000	1999	1998	1997(1)
1.40	1.32	1.44	1.55	1.55	1.93	1.55

(1)
In 1997, we changed our fiscal year. Fiscal year information in the table above is given with respect to the fiscal years ended December 31, 2001, 2000, 1999 and 1998, and the fiscal year ended August 31, 1997. For the period from September 1, 1997 through December 31, 1997, the ratio was 1.53.

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before gains from sales of property, plus fixed charges reduced by the amounts of capitalized interest, plus income allocable to minority interests in consolidated entities that have incurred fixed charges. Fixed charges consist of interest expense (including interest costs capitalized) and amortization of capitalized expenses. Earnings and fixed charges are based on both wholly owned properties and our share of partnership and joint venture properties. To date, we have not issued any preferred shares, therefore, the ratios of earnings to combined fixed charges and preferred share dividends are not presented.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Under the Trust Agreement, we have the authority to issue up to 100,000,000 shares and up to 25,000,000 preferred shares.

General Provisions

        Voting, Dividend and Other Rights.    Subject to the provisions of the Trust Agreement regarding "Excess Shares" (See "—Restrictions on Transfer"), (i) the holders of our shares are entitled to one vote per share on all matters voted on by shareholders, including elections of Trustees, and (ii), subject to the rights of holders of any preferred shares, the holders of our shares are entitled to a pro rata portion of such distributions as may be declared from time to time by our Trustees from funds available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders. The majority of shares voting on a matter at a meeting at which at least a majority of our outstanding shares are present in person or by proxy constitutes the act of the shareholders, except with respect to the election of Trustees (see below). Our Trust Agreement permits the holders of securities of our affiliates to vote with our shareholders on certain matters, and our Trustees have granted that right to holders of currently outstanding units of limited partnership interest in the PREIT Associates, L.P. ("OP Units") with respect to fundamental changes in us (i.e. mergers, consolidations and sales of substantially all of our assets). See "Summary of the Operating Partnership Agreement—Authorization of OP Units and Voting Rights." Shareholders do not have any pre-emptive rights to purchase our securities.

        Our Trust Agreement provides that our Trustees may issue multiple classes and series of shares of beneficial interest (including classes and series of preferred shares having preferences to the existing shares in any matter, including rights in liquidation or to dividends) and options, rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion and option rights in respect of shares. Thus, the rights of holders of existing shares are subject to preferred rights as to dividends and in liquidation (and other such matters) to the extent set forth in any subsequently authorized preferred shares or class of preferred shares.

        Board of Trustees.    Our Board of Trustees is divided into three classes serving staggered three-year terms. Our Trust Agreement does not provide for cumulative voting in the election of Trustees, and the candidates receiving the highest number of votes are elected to the office of Trustee.

        Trustee Nomination Process.    Our Trust Agreement provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by our Trustees, or by petition in writing delivered to our Secretary not fewer than thirty-five days before the meeting signed by the holders of at least two percent of the shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered unless the number of persons nominated is fewer than the number of persons to be elected to the office of Trustee at the meeting. In this latter event, nominations for the Trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

Shareholder Rights Plan

        We have adopted a shareholder rights plan. The description and terms of the rights are set forth in a Rights Agreement, dated as of April 30, 1999, as the same may be amended from time to time (the "Rights Agreement"), between us and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent"). Each right entitles its registered holder to purchase from us one share at a price of $70.00 (the "Exercise Price"), subject to certain adjustments.

        The rights, unless earlier redeemed or exchanged by our Board of Trustees, become exercisable upon the close of business on the day (the "Distribution Date") that is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership or voting control of 15% or more of our outstanding voting shares, and (ii) the tenth business day (or such later date as may be determined by our Board of Trustees prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more our outstanding voting shares (even if no shares are actually acquired pursuant to such offer). The rights will expire at the close of business on March 31, 2009, unless earlier redeemed or exchanged by us as described below.

        Unless the rights are redeemed or exchanged, if a person or group of affiliated or associated persons become an Acquiring Person, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares having a market value equal to double the Exercise Price. In addition, after a person or group becomes an Acquiring Person, if we were to undergo a change of control, each holder of record of a right, other than the Acquiring Person (whose rights will become null and void), will have the right to pay the Exercise Price in return for shares of the acquiring entity having a market value equal to double the Exercise Price.

        At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of our outstanding voting shares, our Board of Trustees may exchange the rights (other than rights owned by the Acquiring Person which will have become null and void), in whole or in part, at an exchange ratio of one share per right (subject to adjustment).

        The rights have anti-takeover effects in that they will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire us on terms not approved by our Board of Trustees. The rights should not interfere with any merger or other business combination approved by our Board of Trustees because the rights may be redeemed by us at $0.001 per right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of our voting shares.

Limited Liability of Shareholders

        Our Trust Agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a Trustee and that our Trustees have no general power to bind shareholders personally. Notwithstanding the foregoing, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in such jurisdictions, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy such claims. We conduct substantially all of our business in jurisdictions other than the Commonwealth of Pennsylvania in entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts which the Trustees deem adequate to cover foreseeable tort claims.

Restrictions on Transfer

        Among the requirements for our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), are (i) not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and (iii) certain percentages of our gross income must be from particular activities. In order to continue to qualify as a REIT under the Code, our Trustees have adopted, and our shareholders have approved, provisions of our Trust Agreement that restrict the ownership and transfer of shares (the "Ownership Limit Provisions").

        The Ownership Limit Provisions provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of our shares of beneficial interest, whether measured by vote, value or number of our outstanding shares. Our Trustees may waive the Ownership Limit Provisions if evidence satisfactory to the Trustees and our tax counsel is presented that such ownership will not jeopardize our status as a REIT.

        Issuance or transfers of shares in violation of the Ownership Limit Provisions or which would cause us to be beneficially owned by fewer than 100 persons are void ab initio and the intended transferee acquires no rights to the shares.

        In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the Ownership Limit Provisions, such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit Provisions automatically are exchanged for excess shares (the "Excess Shares"), authorized by our Trust Agreement, according to the rules set forth therein, to the extent necessary to insure that the purported transfer or other event does not result in the ownership of shares in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Shares is required to give written notice to us of a purported transfer or other event that would result in the issuance of Excess Shares.

        Excess Shares are not treasury shares but rather continue as issued and outstanding shares of beneficial interest. While outstanding, Excess Shares will be held in trust. The trustee of such trust shall be us. The beneficiary of such trust shall be designated by the purported holder of the Excess Shares. Excess Shares are not entitled to any dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares of beneficial interest for Excess Shares and prior to our discovery of such exchange, dividends or distributions are paid with respect to the shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to us upon demand. Excess Shares participate ratably (based on the total number of shares and Excess Shares) in any liquidation, dissolution or winding up of us. Except as required by law, holders of Excess Shares are not entitled to vote such shares on any matter. While Excess Shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of shares will not violate the Ownership Limit Provisions, at which time the Excess Shares will be automatically exchanged for the same number of shares of the same type and class as the shares for which the Excess Shares were originally exchanged. Our Trust Agreement contains provisions that are designed to insure that the purported transferee or other purported holder of Excess Shares does not receive in return for such a transfer an amount that reflects any appreciation in the shares for which Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to us. If the foregoing restrictions are determined to be invalid by any court of competent jurisdiction then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Excess Shares and to hold such Excess Shares on our behalf.

        Our Trust Agreement further provides that Excess Shares shall be deemed to have been offered for sale to us at the lesser of the price paid for the shares by the purported transferee or in the case of a gift, devise or other transaction, the market price for such shares at the time of such gift, devise or other transaction or the market price for the shares on the date we or our designee exercises its option to purchase. We may purchase such Excess Shares during a 90-day period, beginning on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date our Board of Trustees determines that a violative transfer has been made.

        Each shareholder upon demand is required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our Board of Trustees deems necessary to comply with the provisions of our Trust Agreement or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. Certificates representing shares of any class or series issued after September 29, 1997 will bear a legend referring to the restrictions described above.

Change-in-Control Provisions

        In addition to our shareholder rights plan, the following may deter a potential acquiror from acquiring us:

        Ownership Limit.    In order to protect our status as a REIT, we must satisfy certain conditions, including the conditions that: (i) not more than 50% in value of our outstanding shares may be owned, directly or by attribution, by five or fewer individuals (as defined in the Code to include certain entities); and (ii) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To this end, our Trust Agreement, among other things, prohibits: (a) any holder from owning more than 9.9% of our outstanding shares of beneficial interest without the consent of our Board of Trustees after evidence satisfactory to our Trustees and tax counsel is presented that such ownership will not jeopardize our tax status as a REIT, and (b) transfers of shares that would cause us to be beneficially owned by fewer than 100 persons.

        Staggered Board.    Our Board of Trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three-year terms upon the expiration of the respective class' term. The staggered terms for Trustees may affect our shareholders' ability to take control of us, even if a change in control were in the shareholders' interest.

        Multiple Classes and Series of Shares of Beneficial Interest.    Our Trust Agreement provides that our Trustees may create and issue multiple classes and series of preferred shares of beneficial interest (including classes and series of preferred shares having preferences to the existing shares in any matter, including rights in liquidation or to dividends) and options, rights (including shareholder rights plans), and other securities having conversion or option rights and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion and option rights in respect of shares. Our Trust Agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. The issuance of such rights or preferred shares could have the effect of delaying or preventing a change of control over us, even if a change in control were in the shareholders' interest.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

        Our Trust Agreement authorizes our Board of Trustees from time to time to establish and issue, in one or more classes or series, up to 25,000,000 preferred shares. The following description of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Trust Agreement.

The Board of Trustees

        Our Board of Trustees is empowered by the Trust Agreement to designate and issue from time to time one or more series of preferred shares without shareholder approval. The Board of Trustees may determine the relative rights, preferences, privileges, qualifications, limitations and restrictions of each series of preferred shares so issued. Because the Board of Trustees has the power to establish the rights and preferences of each series of preferred shares, it may afford the holders of any series of preferred shares preferences and rights, voting or otherwise, senior to the rights of holders of shares. The preferred shares will, when issued, be fully paid and nonassessable.

        The prospectus supplement relating to any preferred shares offered thereby will contain specific terms, including:

  •
  The title and stated value of such preferred shares;

  •
  The number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s)of calculation thereof applicable to such preferred shares;

  •
  The date from which dividends on such preferred shares shall accumulate, if applicable;

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  The procedures for any auction and remarketing, if any, for such preferred shares;

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  The provision for a sinking fund, if any, for such preferred shares;

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  The provision for redemption, if applicable, of such preferred shares;

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  Any listing of such preferred shares on any securities exchange;

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  The terms and conditions, if applicable, upon which such preferred shares will be convertible into shares, including the conversion price (or manner of calculation thereof);

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  Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

  •
  A discussion of federal income tax considerations applicable to such preferred shares;

  •
  The relative ranking and preferences of such preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs;

  •
  Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

        Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to all classes or series of our shares, and to all other equity securities ranking junior to such preferred shares; (ii) on a parity with all equity securities we issue with terms that specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities we issue with terms that specifically provide that such equity securities rank senior to the preferred shares.

Dividends

        Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Trustees, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. These dividends will be payable to holders of record as they appear on our share transfer books on the record dates fixed by the Board of Trustees.

        Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. If cumulative, dividends will accumulate from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend on any series of the preferred shares for which dividends are non-cumulative, then the holders of that series will have no right to receive a dividend in respect of the dividend period ending on the applicable dividend payment date. In this case, we will not be obligated to pay the dividend accrued for this period, whether or not dividends on the series are declared payable on any future dividend payment date.

        If any preferred shares of any series are outstanding, we will neither declare nor pay or set apart for payment any dividends on any of our capital shares that rank on a parity with or junior to those preferred shares, unless:

  •
  where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

  •
  where preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

        Except in the same two cases noted above, we also will not redeem, purchase or otherwise acquire any of our capital shares that rank on a parity with or junior to our preferred shares for cash, nor will we pay or make available any sinking fund for the redemption of any such shares. We may, however, convert or exchange these shares for other capital shares that rank junior to the preferred shares both as to dividends and upon liquidation.

        When we do not pay or set aside a sum sufficient for the payment of full dividends on our preferred shares and on any other series of preferred shares ranking on a parity as to dividends, all dividends that we declare on these preferred shares will be declared pro rata so that the amount of dividends declared per share is proportionate to the accrued dividends per share on the respective series of preferred shares. We will not pay interest, or money in lieu of interest, in respect of any dividend payment or payments on preferred shares that may be in arrears.

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem less than all of our then outstanding preferred shares unless:

  •
  where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

  •
  where the preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

The foregoing, however, will not prevent us from purchasing or acquiring preferred shares to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any shares or any other class or series of our capital shares ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). Unless otherwise set forth in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

        Holders of preferred shares will have the voting rights set forth in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares and the listing on the New York Stock Exchange of the shares into which the preferred shares are convertible.

Limited Liability of Shareholders

        As discussed above under "Description of Shares of Beneficial Interest—Limited Liability of Shareholders," our Trust Agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a Trustee and that our Trustees have no general power to bind shareholders personally. Notwithstanding the foregoing, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in such jurisdictions, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy such claims. We conduct substantially all of our business in jurisdictions other than the Commonwealth of Pennsylvania in entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts which the Trustees deem adequate to cover foreseeable tort claims.

Restrictions on Ownership

        As discussed above under "Description of Shares of Beneficial Interest—Restrictions on Transfers," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares, including any preferred shares, may be owned, directly or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person our outstanding equity securities, including any preferred shares. Therefore, the terms of each series of preferred shares may contain provisions restricting the ownership and transfer of preferred shares.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities which we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939.

        We have summarized below the material provisions of the indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

        No Limit on Debt Amounts.    The indentures do not limit the amount of debt which can be issued under the indentures. These amounts are set from time to time by our Board of Trustees.

        Prospectus Supplements.    The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

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  title and form of the securities;

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  offering price;

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  any limit on the amount that may be issued;

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  maturity date(s);

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  interest rate or the method of computing the interest rate;

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  dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

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  the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

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  terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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  date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

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  details of any required sinking fund payments;

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  the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

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  any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

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  the persons to whom payments of interest will be made;

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  any provisions granting special rights to holders when a specified event occurs;

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  any changes to or additional events of default or covenants;

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  any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

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  whether or not the debt securities will be issued in global form and who the depository will be;

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  any restrictions on the registration, transfer or exchange of the debt securities;

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  terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares, preferred shares or other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

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  if the debt securities are convertible or exchangeable, the events or circumstances which will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

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  whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

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  subordination terms of any senior subordinated debt securities and subordinated debt securities; and

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  any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

        Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

        Covenants.    We will agree in the indentures to:

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  pay the principal, interest and any premium on the debt securities when due;

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  maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;

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  prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

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  deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

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  file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

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  unless our Board of Trustees determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

  •
  our existence as a business trust, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;

  •
  the rights, licenses and franchises of us and certain of our subsidiaries; and

  •
  not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

        Consolidation, Merger and Sale of Assets.    We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

  •
  we are the surviving entity;

  •
  the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures; and

  •
  immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

        Upon any consolidation, merger or transfer, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities, but we will not be relieved of the obligation to pay the principal of and interest on the debt securities, except in the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph.

        Satisfaction and Discharge.    Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

  •
  all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

  •
  the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds which are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

        Legal Defeasance and Covenant Defeasance.    Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

  •
  to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

  •
  to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

        We can exercise legal or covenant defeasance if we put in place the following arrangements:

  •
  we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

  •
  cash in United States dollars;

  •
  non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

  •
  a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

  •
  we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

  •
  no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws which apply to the deposit by us); and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

        After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

        After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

        The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

        Information Concerning the Trustee.    The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for the debt securities offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

        Form, Exchange, Transfer.    Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

        A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        Global Securities.    The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

        The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

  •
  be entitled to have the debt securities represented by such registered global security registered in their names;

  •
  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

  •
  be considered the owners or holders of the debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

        Ranking of Senior Debt Securities.    The senior debt securities will constitute part of our senior debt and rank equally with all our other senior and unsecured debt. The senior debt securities will be senior to our senior subordinated debt and subordinated debt.

        Events of Default.    The following are events of default under a series of senior debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior debt securities of that series when due;

  •
  we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class;

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

        A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior debt securities affected.

        We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

  •
  make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;

  •
  waive a redemption payment with respect to any senior debt security;

  •
  make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Senior Subordinated Debt Securities

        Ranking of Senior Subordinated Debt Securities.    The senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture. All series of the senior subordinated debt securities will rank equally with each other.

        Subordination.    Unless the prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

  •
  any liability for federal, state, local or other taxes;

  •
  any indebtedness to any of our subsidiaries or other affiliates;

  •
  any trade payables;

  •
  any indebtedness that we may incur in violation of the senior subordinated indenture; or

  •
  obligations under any subordinated debt securities.

        If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the senior subordinated debt securities.

        We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

        The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the senior subordinated debt securities.

        We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

        If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

        The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

        The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

        Events of Default.    The following are events of default under a series of senior subordinated debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

  •
  we fail to pay interest on any senior subordinated debt securities of that series within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class;

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

  •
  the direction cannot conflict with any law or regulation or the indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

        A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

        We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the senior subordinated indenture, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. However, some amendments or waivers require the consent of each holder of any senior subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

  •
  make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;

  •
  waive a redemption payment with respect to any senior subordinated debt security;

  •
  make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Subordinated Debt Securities

        Ranking of Subordinated Debt Securities.    The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

        Subordination.    Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, with the following exceptions:

  •
  "Senior debt" will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above; and

  •
  Different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series of subordinated debt will be "senior debt" in relation to the lower-ranking series.

        Events of Default.    The following are events of default under a series of subordinated debt securities:

  •
  we fail to pay the principal, any premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

  •
  we fail to pay interest on any subordinated debt securities of that series within 30 days following the due date;

  •
  we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which that default has occurred, treating all those series as a single class;

  •
  certain events of bankruptcy or insolvency occur, whether voluntary or not.

        The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

        If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

        If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

        The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

        The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

  •
  the direction cannot conflict with any law or regulation or the subordinated indenture;

  •
  the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and

  •
  the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

        A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

  •
  the holder must give to the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;

  •
  the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

  •
  during the 60 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.

        However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

        The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

  •
  a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and

  •
  a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of each debt securities affected.

        We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

        Modifications and Amendments.    Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected by the amendment or supplement, that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

  •
  reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

  •
  reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;

  •
  waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

  •
  make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

  •
  make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;

  •
  waive a redemption payment with respect to any subordinated debt security;

  •
  make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

  •
  make any change in the above amendment and waiver provisions.

        We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

  •
  to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

  •
  to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

  •
  to add events of default;

  •
  to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

  •
  to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

  •
  to make any change that does not adversely affect the rights of any holder.

        For the purpose of amending or supplementing our subordinated indenture, or waving a default under or compliance with the provisions of the subordinated indenture, debt securities that are convertible into equity securities and debt securities that are not so convertible shall not be treated as part of the same class notwithstanding that such debt securities may otherwise rank equal with each other.

DESCRIPTION OF WARRANTS

        The following description describes the general terms and provisions of the warrants to which any prospectus supplement may relate. The prospectus supplement relating to the warrants will describe the particular terms of the warrants and the extent, if any, to which these general provisions may apply to the warrants offered.

        We may issue warrants to purchase shares, preferred shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of the warrants.

        The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities issuable upon exercise of the warrants;

  •
  the price or prices at which the securities underlying the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant security;

  •
  if applicable, the date on and after which the warrants and other securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain United States federal income tax considerations;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        We may issue units consisting of shares, preferred shares, debt securities, warrants or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

  •
  the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if applicable, a discussion of certain United Stated federal income tax considerations; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

SUMMARY OF THE TRUST AGREEMENT

        The following summary of our Trust Agreement is qualified in its entirety by reference to the Trust Agreement.

Trustees

        Our Trustees are divided into three classes, with each member of a class elected for a term of three years and until his successor is duly elected and qualified. The Trust Agreement provides that there will be not fewer than five nor more than 15 Trustees. The Trustees are not required to furnish a bond. Trustees may resign at any time, but no resignation is effective until a successor is elected if its effect would be to reduce the number of Trustees below five. The Trustees may fill vacancies that shall have occurred as a result of an increase in the number of Trustees or by reason of the death, resignation or incapacity of any of the Trustees. A Trustee chosen by the other Trustees to fill a vacancy that has occurred as a result of an increase in the number of Trustees will serve until the next annual or special meeting of shareholders and until his successor is elected and qualified. A Trustee chosen by other trustees to fill a vacancy created by reason of the death, resignation or incapacity of a Trustee will hold office for the full remaining term of the former Trustee and until his successor is elected and qualified. The Trust Agreement does not provide for cumulative voting in the election of Trustees, and the candidates receiving the highest number of votes are elected to the office of Trustee. The shareholders may also elect Trustees to fill a vacancy that the other Trustees have not filled. Two-thirds of the serving Trustees have the right at any time to remove any of their number, including a Trustee elected by the shareholders, for any cause deemed by them to be sufficient. Any Trustee may be removed for cause by the holders of a majority of the outstanding shares then outstanding and entitled to vote. A vacancy created by the removal of a Trustee by the other Trustees may be filled only by the shareholders at their next annual meeting or a special meeting called for that purpose unless there are fewer than five Trustees, in which case the remaining Trustees are required to elect a sufficient number of persons so that at least five will be serving. Regular meetings of the shareholders are held annually, and special meetings of the shareholders may be called upon proper notice.

        The concurrence of a majority of the Trustees present at any meeting where there is a quorum, or the written consent of a majority of the Trustees then serving, is necessary for the validity of any action taken. In no event may action be taken without the concurrence, at a meeting or by consent in writing, of at least four Trustees. A majority of the Trustees, provided that the majority consists of at least four Trustees, constitutes a quorum.

        The Trustees may hold legal title to our properties on our behalf or designate persons to so hold on our behalf. The Trustees have complete control of the conduct of our business, including investments, sales, leasing, issuance of additional shares, borrowing and distributions to shareholders without the necessity of securing shareholder approval.

Indemnification

        Our Trust Agreement, as amended, provides that:

  •
  no Trustee shall be personally liable to any person or entity for any of our acts, omissions or obligations;

  •
  no Trustee shall be personally liable for monetary damages for any action, or any failure to act, except to the extent a Pennsylvania business corporation's director would remain liable under the provisions of 15 Pa. CS Section 1713; and

  •
  no officer who performs his duties in good faith, in a manner reasonably believed to be in our best interests and with the care, skill and diligence a person of ordinary prudence would use will be liable by reason of having been an officer.

        Our Trust Agreement provides also that every Trustee and officer is entitled as of right to be indemnified by us against reasonable expense (including attorney's fees) and any liability, loss, judgment, excise tax, fine, penalties, and settlements they pay or incur in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in our right or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a Trustee or officer or because the person is or was serving in any capacity at our request as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other entity provided, however, that:

  •
  no right of indemnification will exist with respect to an action brought by a Trustee or officer against us; and

  •
  no indemnification will be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by the final judgment of a court of competent jurisdiction to have constituted willful misconduct or recklessness.

        The right to indemnification is contractual in nature and includes the right to be paid in advance the expenses incurred in connection with any proceedings; provided, however, that advance payments must be made in accordance with applicable law and must be accompanied by an undertaking by or on behalf of the applicable Trustee or officer to repay all amounts so advanced if it is determined ultimately that the applicable Trustee or officer is not entitled to indemnification under the Trust Agreement.

Transactions with Trustees

        The Trustees may deal with us by rendering services for reasonable compensation, buying property from or selling property to us or otherwise. No Trustee shall have any liability for such transactions approved by a majority of the other Trustees, except for his or her bad faith or gross negligence, and any such Trustee may be counted in determining the existence of a quorum at any meeting of the Board of Trustees that authorizes any such transaction and may vote at the meeting to authorize any such transaction.

Term

        Our term is perpetual. Our existence does not terminate automatically if we fail to maintain our qualification as a real estate investment trust for tax purposes.

Fundamental Transactions; Amendments

        Any merger to which we are a party (other than a merger of any entity with and into us in which we owned at least 80% of the voting power immediately prior to the merger and other than a merger that does not affect the aggregate ownership interests of our shareholders in the surviving entity) and any sale or transfer of all or substantially all of our assets (other than to an entity directly or indirectly controlled by us) must be approved by the affirmative vote of a majority of the votes cast by the holders of all shares entitled to vote thereon (other than the holders of shares of a class or series of shares, if any, entitled to vote thereon exclusively as a separate class or series) and by a majority of the votes cast by the holders of any class or series, if any, entitled to vote thereon separately as a class or series.

        Amendments to the Trust Agreement can be made by the consent of two-thirds of the Trustees, but not fewer than four. However: (i) no amendment to increase the liability of shareholders shall be effective without the consent of the holders of two-thirds of each class or series of shares outstanding;

(ii) no amendment may require additional contributions from or assessments against shareholders; and (iii) no amendment (A) increasing our authorized capitalization, or (B) having the reasonably foreseeable effect of impeding or preventing a "Control Transaction" shall be effective unless approved by a majority of the votes cast by all shareholders entitled to vote thereon (other than the holders of any class or series, if any, entitled to vote thereon exclusively as a separate class or series) and a majority of the votes cast by the holders of any class or series, if any, entitled to vote thereon separately as a class or series. As used in the Trust Agreement, the term "Control Transaction" means the acquisition by any person or group of our shares having at least 20% of the votes that all shareholders are entitled to cast in the election of Trustees.

Applicable Law

        The Trust Agreement provides that it shall be construed in accordance with Pennsylvania law.

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

        The following summary of the First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P., as amended (the "Operating Partnership Agreement") is qualified in its entirety by reference to the Operating Partnership Agreement.

General

        We are the sole general partner of the Operating Partnership. We contributed to the Operating Partnership, or to entities wholly owned by the Operating Partnership, the real estate interests owned, directly or indirectly, by us, or the economic benefits thereof, in exchange for a general partnership interest in the Operating Partnership and a number of Class A OP Units that equaled, in the aggregate, the number of our shares of beneficial interest issued and outstanding on September 30, 1997.

Management

        Under the Operating Partnership Agreement, we, as the sole general partner of the Operating Partnership, have the authority, to the exclusion of the limited partners, to make all management decisions on behalf of the Operating Partnership. In addition, we, as general partner, will have the ability to cause the Operating Partnership to create and issue subsequent classes of limited or preferred partner interests with terms different from the limited partner and general partner interests issued in connection with our acquisition of The Rubin Organization, Inc. (the "TRO Transaction"). We have agreed in the Operating Partnership Agreement to conduct substantially all of our business activities through the Operating Partnership unless a majority in interest of the OP Units (exclusive of OP Units owned by us) consent to the conduct of business activities outside the Operating Partnership.

Authorization of OP Units and Voting Rights

        The Operating Partnership Agreement authorizes the issuance of an unlimited number of OP Units in one or more classes. Holders of OP Units are entitled to distributions from the Operating Partnership as and when made by us as the general partner. Because we will, of necessity, have to make distributions on the Class A OP Units held directly or indirectly by us at the times and in the amounts as will permit us to make distributions to our shareholders necessary to preserve our status as a REIT for federal income tax purposes, it is anticipated that the other holders of OP Units will receive such distributions at the approximate time, and in the same amounts, as distributions are declared and paid by us to our shareholders.

        Holders of OP Units generally will have no right to vote on any matter voted on by holders of our shares except that prior to the date on which at least half of the OP Units issued on September 30,

1997 in connection with the TRO transaction have been redeemed, the holders of OP Units issued on September 30, 1997 are entitled to vote, along with our shareholders as a single class, on any proposal to merge, consolidate, or sell substantially all of our assets. Our OP Units are not included for purposes of determining when half of the OP Units issued on September 30, 1997 have been redeemed, nor are they counted as votes. If the holders of our shares vote on such a transaction and holders of OP Units are to vote thereon, each OP Unit will be entitled to one vote for each share issuable by us upon the redemption of the OP Unit and the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding OP Units and the applicable vote of the holders of our outstanding shares, which such vote may be met by any combination of holders of OP Units or shares.

        The Operating Partnership Agreement also provides that we may not engage in a fundamental transaction (e.g., a merger) unless, by the terms of such transaction, the OP Units are treated in the same manner as that number of shares for which they are exchangeable by us upon notice of redemption are treated. Holders of OP Units also have the right to vote on certain amendments to the Operating Partnership Agreement.

Redemption Rights

        Class A and Class B OP Units are redeemable by the Operating Partnership at the election of a limited partner holding such units, at such time, and for such consideration, as set forth in the Operating Partnership Agreement. In general, and subject to certain exceptions and limitations, holders of OP Units (other than us and our subsidiaries) may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A OP Units so received and then held by such party. Class B OP Units are redeemable at the option of the holder at any time after issuance.

        If a notice of redemption is given, we have the right to elect to acquire the Units tendered for redemption for our own account, either in exchange for the issuance of a like number of shares (subject to adjustments for stock splits, recapitalizations, and like events) or a cash payment equal to the average closing price of the shares over the ten consecutive trading days immediately prior to receipt by us, in our capacity as general partner of the Operating Partnership, of the notice of redemption. If we decline to exercise such right, then on the tenth day following tender for redemption, the Operating Partnership will pay a cash amount equal to the number of OP Units so tendered multiplied by such average closing price.

Registration Rights

        At the closing of the TRO Transaction, we entered into Registration Rights Agreements with those persons receiving or entitled to receive (i) Class A OP Units in respect of shares of The Rubin Organization and/or their interests in certain properties acquired by the Operating Partnership in the TRO Transaction and (ii) the Class B OP Units issued in the TRO Transaction. In general, the Registration Rights Agreement for the holders of Class A OP Units provides that those parties receiving and entitled to receive Class A OP Units in the TRO Transaction will be entitled to cause us, subject to exclusions and limitations commonly found in agreements of this type, to register shares issuable upon redemption of such OP Units for resale by them in connection with other registration statements filed by us. This Registration Rights Agreement contains provisions dealing with registration procedures, holdbacks, responsibility for expenses, indemnification, and other customary provisions.

        If the former shareholders of The Rubin Organization having piggyback registration rights do not have an opportunity to exercise those rights before a specified period following the last issuance of Class A OP Units pursuant to the TRO Transaction, these former shareholders will have the right to cause us to file a registration statement covering the resale of the shares issuable upon redemption of such OP Units. In such event, we will be obligated to use our commercially reasonable efforts to cause the registration statement to become effective within 60 days after filing and to remain effective for not less than two years (or until the date on which shares may be sold without registration, if earlier).

        We also entered into Registration Rights Agreements with other holders of Class A and Class B OP Units, pursuant to which we have agreed to file and maintain registration statements covering resales from time to time of shares obtained in connection with the redemption of Class A and Class B OP Units. We have agreed to use our reasonable best efforts to include in such registration statements resales of shares issued upon redemption of Class A OP Units issued in connection with TRO Transaction.

Other Rights

        If the Operating Partnership determines to sell, before the fifth anniversary of the date on which a property is acquired by the Operating Partnership, certain specified properties for which Class A Units were issued in the TRO Transaction, and the holders of a majority of the then outstanding Class A OP Units issued to the former affiliates of The Rubin Organization object to such sale, the sale will not be consummated unless (i) the sale constitutes an exchange under Section 1031 of the Code or (ii) the sale is in connection with the proposed sale of all or substantially all of the assets of the Operating Partnership.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following discussion summarizes the federal income tax considerations that may be material to a prospective holder of shares or other securities. Drinker Biddle & Reath LLP, our counsel, has provided an opinion letter to us respecting the discussion set forth below under this heading "Federal Income Tax Considerations," and the opinion is included as an exhibit to the registration statement of which this prospectus is a part. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations; nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of investors (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

        EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES ISSUED BY AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

        General.    The Company is designed to qualify and has elected to qualify as a "real estate investment trust" under Sections 856-60 of the Code. The Company believes that it has been organized and has operated in a manner to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in this manner. No assurance, however, can be given that the Company has operated in a manner so as to qualify as a REIT or that it will continue to operate in this manner in the future. Qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code on REITs, some of which are summarized below. While the Company intends to operate so that it qualifies as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances of the Company, no assurance can be given that the Company satisfies these tests or will continue to do so. See "Failure to Qualify" below.

        The following is a general summary of the Code provisions that govern the Federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof. If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income taxes on net income that it currently distributes to shareholders. However, the Company will be subject to Federal income tax on any income that it does not distribute and will be subject to Federal income tax in certain circumstances on certain types of income even though that income is distributed.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares of stock, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which are owned, directly or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and (vii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company's Trust Agreement provides certain disclosure requirements for 1% or greater shareholders and certain restrictions regarding the transfers of Company shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above.

        A REIT is permitted to have a wholly owned subsidiary (also referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for Federal income tax purposes. Rather, all of the assets, liabilities and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT.

        A REIT is also generally permitted to own any percentage of the stock of a corporation (a "taxable REIT subsidiary"), provided that the aggregate value of the REIT's interests in taxable REIT subsidiaries and other securities does not exceed 25% of the value of the REIT's gross assets. A corporation that is wholly or partially owned by a REIT will qualify as a "taxable REIT subsidiary" if both the REIT and the subsidiary so elect.

        A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, the Company's proportionate share of the assets, liabilities and items of income of its Operating Partnership and each of the real estate partnerships or other pass-through entities in which its Operating Partnership holds an interest (the "Title Holding Partnerships") will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein, provided that the Operating Partnership and the Title Holding Partnerships are treated as partnerships for Federal income tax purposes.

        Income Tests.    To maintain its qualification as a REIT, a REIT must satisfy two gross income requirements each year. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each year must be derived directly or indirectly from investments in real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the

REIT's gross income (excluding gross income from prohibited transactions) for each year must be derived from the same items that qualify under the 75% income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions (related to the identity of the tenant, the computation of the rent payable, and the nature of the property leased) are met. The Company does not anticipate receiving rents in excess of five (5%) percent of gross income that fail to meet these conditions. In addition, for rents received to qualify as "rents from real property," the Company generally must not furnish or render more than a de minimus amount of services to tenants, other than through an "independent contractor" from whom the Company derives no revenue or a taxable REIT subsidiary. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Although PREIT Services, LLC, which, together with PREIT-RUBIN, comprise our commercial property development and management business, renders services with respect to rental properties of the Operating Partnership and the Title Holding Partnerships, and PREIT Services does not constitute an "independent contractor" for this purpose, the Company believes that the services being provided by PREIT Services with respect to these properties in past years have been usual or customary or should not otherwise be considered "rendered to the occupant." The Company believes that the aggregate amount of any nonqualifying income in any taxable year earned by the Operating Partnership and the Title Holding Partnerships has not caused, and will not cause, the Company to exceed the limits on nonqualifying income under the 75% and 95% gross income tests.

        The Operating Partnership owns all of the outstanding shares of PREIT-RUBIN. For years beginning after December 31, 2000, the Company has elected for PREIT-RUBIN to be treated as a taxable REIT subsidiary. As such, PREIT-RUBIN is taxable as a regular corporation. PREIT-RUBIN performs management, development and leasing services for the Operating Partnership and other real estate owned in whole or in part by third parties. The third-party income earned by and taxed to PREIT-RUBIN would be nonqualifying income if earned directly by the Company. As a result of the corporate structure, all third-party and other services income will be earned by and taxed to PREIT-RUBIN at applicable Federal and state corporate income tax rates and will be received by the Company only indirectly as dividends, after reduction by these taxes. Such dividends will be qualifying income under the 95% test.

        If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under certain provisions of the Code. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, however, a tax would be imposed with respect to the "excess net income" attributable to the failure to satisfy the 75% and the 95% gross income tests.

        Asset Tests.    The Company, at the close of each quarter of its taxable year, must satisfy three tests relating to the nature of its assets: (i) at least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items and government securities; (ii) not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class; and (iii) of the investments included in the 25% asset class, the value of any one issuer's securities (other than an interest in a partnership, shares of a "qualified REIT subsidiary" or another REIT) owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of the vote or value of any one issuer's outstanding common stock (other than an interest in a partnership, shares of a qualified REIT subsidiary, a taxable REIT subsidiary or another REIT).

        The Company believes that it has complied, and anticipates that it will continue to comply, with these asset tests. The Company is deemed to hold directly its proportionate share of all real estate and other assets of its Operating Partnership and all assets deemed owned by the Operating Partnership through its ownership of partnership interests in other partnerships. As a result, the Company believes that more than 75% of its assets are real estate assets. In addition, the Company does not plan to hold any securities representing more than 10% of the vote or value of any one issuer's common stock, other than any qualified REIT subsidiary or taxable REIT subsidiary of the Company, nor securities of any one issuer exceeding 5% of the value of the Company's gross assets. As previously discussed, the Company is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

        After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take any other action within 30 days after the close of any quarter as may be required to cure any noncompliance. We cannot assure you, however, that this other action will always be successful.

        Annual Distribution Requirements.    To qualify as a REIT, the Company generally must distribute to its shareholders at least 90% of its income (aside from net capital gains) each year. In addition, the Company will be subject to tax on the undistributed amount at regular corporate rates and also may be subject to a 4% excise tax on undistributed income.

        The Company believes that it has made, and expects to continue to make, timely distributions sufficient to satisfy the annual 90% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement and to avoid all corporate-level taxes. In that event, the Company may arrange for short-term, or possibly long-term, borrowing (by itself or by its Operating Partnership) to meet the 90% distribution requirement and avoid the corporate-level taxes.

        Failure to Qualify.    If the Company fails to qualify for taxation as a REIT in any taxable year, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to this statutory relief.

        Limitations Applicable to Taxable REIT Subsidiaries.    Certain provisions of the Code are designed to curtail a REIT's ability to minimize the taxable income of any taxable REIT subsidiary, such as PREIT-RUBIN. A 100% tax will apply to any excessive interest expense or other deductions paid by a taxable REIT subsidiary to the REIT and to any amounts by which the taxable REIT subsidiary undercharges tenants of the REIT. Also, there are limitations on the deductibility of interest by highly leveraged taxable REIT subsidiaries.

Income Taxation of PREIT Associates, the Title Holding Partnerships and their Partners

        The following discussion summarizes certain Federal income tax considerations applicable to the Company's investment in its Operating Partnership and the Title Holding Partnerships:

        Classification of the Operating Partnership and Title Holding Partnerships as Partnerships.    The Company will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of its Operating Partnership (including its Operating Partnership's share of the income or losses of the Title Holding Partnerships) only if the Operating Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. The Partnerships have not elected, and do not intend to elect, to be taxable for Federal income tax purposes as corporations. Accordingly, under applicable "check-the-box" regulations, they should be classified as partnerships for Federal income tax purposes.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as to substantial economic effect and other requirements.

        If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    The properties contributed directly or indirectly to the Operating Partnership have generally been appreciated as of the time of contribution, and it is likely that properties contributed in the future will also be appreciated. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner so that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. The partnership agreements of the Partnerships require allocations of income, gain, loss and deduction attributable to the contributed property to be made in a manner that is consistent with Section 704(c) of the Code. If the Partnerships sell contributed property at a gain or loss, the gain or loss will be allocated to the contributing partner(s) generally to the extent of the precontribution unrealized gain or loss.

        Depreciation.    The Partnerships' assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction carry over their depreciation schedules. Accordingly, the Operating Partnership depreciation deductions for its real property are based largely on the historic depreciation schedules for the properties. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years, except that residential buildings will be depreciated over 27.5 years, and land is nondepreciable. In certain instances where a partnership interest rather than real estate is contributed to the Partnership, the real estate may not carry over its depreciation schedule but rather may, similarly, be subject to the lengthier depreciation period.

        Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

        Sale of Partnership Property.    Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. However, under the REIT requirements, the Company's share as a partner of any gain realized by the Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The prohibited transaction income could also have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includable in a property's net sales price. The Partnerships intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make occasional sales of the properties as are consistent with the Company's and its Operating Partnership's investment objectives. No assurance can be given, however, that no property sale by the Partnerships will constitute a sale of inventory or other property held primarily for sale to customers.

Taxation of Shareholders

        Taxation of Taxable Domestic Shareholders.    As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income, and corporate shareholders will not be eligible for the dividends-received deduction as to the amounts. Distributions that are designated as 20%-rate capital gain dividends will be taxed as long-term capital gains, and distributions that are designated as 25%-rate gain dividends will be taxed as 25%-rate gain, in each case without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shares. To the extent that the distributions exceed the adjusted basis of a shareholder's shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder.

        In addition, to the extent, if any, that the Company does not distribute all its net capital gain (including 25%-rate gain) in a year, the Company may elect to designate (in a written notice to shareholders) that the undistributed capital gain shall nonetheless be treated for Federal income tax purposes as if it had been distributed proportionately to the Company's shareholders as of the end of the year and recontributed to the Company's capital. In that case, the shareholders will be taxed on the gain, but will receive a tax credit for the tax paid by the Company on the gain, and each shareholder's basis in shares of the Company will be increased by the excess of the amount of the gain over the amount of the tax credit.

        In general, a domestic shareholder will realize capital gain or loss on the disposition of shares equal to the difference between (i) the amount of cash and the fair market value of any property received on the disposition and (ii) the shareholder's adjusted basis of the shares. The gain or loss generally will constitute long-term capital gain or loss if the shareholder has held the shares for more than one year. For an individual shareholder, the long-term capital gain will generally be taxable at a maximum rate of 20%, except that a reduced rate may apply for gain on shares held more than five years. Loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by the shareholder as long-term capital gain (including both 20%- and 25%-rate gain).

        Under certain circumstances, domestic shareholders may be subject to backup withholding at the rate of 30% with respect to dividends paid.

        Taxation of Tax-Exempt Shareholders.    The Company does not expect that distributions by the Company to a shareholder that is a tax-exempt entity will constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

        Taxation of Non-U.S. Shareholders.    The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a limited summary of these rules. Prospective Non-U.S. Shareholders should consult with their own tax advisor to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements. In particular, Non-U.S. Shareholders who are engaged in a trade or business in the United States, and Non-U.S. Shareholders who are individuals and who were present in the United States for 183 days or more during the tax year and have a "tax home" in the United States, may be subject to tax rules different from those described below.

        Distributions that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. These distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shares. To the extent that these distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of shares as described below (in which case they also may be subject to a 30% branch profits tax if the shareholder is a foreign corporation). If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current or accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of the amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current or accumulated earnings and profits of the Company.

        For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that is or could be designated by the Company as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

        Although the law is not entirely clear on the matter, it appears that amounts of undistributed capital gain that are designated by the Company as deemed distributions (as discussed under "Taxation of Taxable Domestic Shareholders" above) would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding paragraph for actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States Federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on the undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of the tax paid by the Company were to exceed their actual United States Federal income tax liability).

        Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its stock was held directly or indirectly by foreign persons. The Company believes that it is a "domestically controlled REIT," and, therefore, that the sale of shares will not be subject to taxation under FIRPTA. If the gain on the sale of shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price.

Other Tax Considerations

        State and Local Taxes.    The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the shares of the Company.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in any of, or any combination of, the following ways: to investors directly; through agents; through underwriters; and/or through dealers.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

        If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

        Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all such securities if any are purchased.

        In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we grant any over-allotment option, the terms of that over-allotment option will be set forth in the related prospectus supplement.

        If we use a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

        Agents and dealers participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

        Certain of the agents, underwriters, dealers and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

        We may also directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

        Other than the shares of beneficial interest, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom we sell securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the shares of beneficial interest are listed for trading on the New York Stock Exchange. Any shares of beneficial interest sold pursuant to a prospectus supplement will be listed for trading on the New York Stock Exchange, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

        The legality of the shares, the preferred shares, the debt securities, the warrants and the units offered hereby will be passed upon for us by Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP will also pass on certain federal income tax matters respecting us.

EXPERTS

        The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

        On July 19, 2002, we filed a Current Report on Form 8-K indicating that we had terminated Arthur Andersen LLP as our auditors and engaged a new auditing firm. Arthur Andersen has not consented to the incorporation by reference of their reports in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the incorporation by reference of their reports in this prospectus, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen that are incorporated by reference in this prospectus or any omissions to state a material fact required to be stated therein.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate total public offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in any such supplement differs from this prospectus, you should rely on the different information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in "Where You Can Find More Information."

        You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus, the applicable prospectus supplement and any document incorporated by reference in this prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities, and you should not assume that the information in this prospectus, the applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, which require us to file reports, proxy statements and other information with the SEC. You may read and copy our SEC filings at the SEC's Public Reference Facilities, which are in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's following regional offices: 233 Broadway, New

York, New York 10279 and 175 W. Jackson Boulevard, Chicago, Illinois 60604. Copies of the material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, by calling 1-800-SEC-0330. The SEC also maintains an Internet web site at http://www.sec.gov that contains our SEC filings. In addition, our shares are listed on the New York Stock Exchange and our SEC filings can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement because we have omitted some of the information as permitted by the SEC's rules and regulations. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance, each statement is qualified, in all respects, by reference to the copy of the applicable contract or document filed as an exhibit to the registration statement. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules that may be obtained from the SEC at its principal office in Washington, D.C. after payment of the SEC's prescribed fees.

        The SEC allows us to "incorporate by reference" the information in documents we file with them. This means that we can disclose important information by referring you to these documents. The information we incorporate by reference is an important part of this prospectus, and information in documents we file after the date of this prospectus automatically will update and supersede information in this prospectus.

        We filed the documents listed below under the Exchange Act with the SEC, and we incorporate each of the documents, and all documents filed after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, into this prospectus by reference:

  1.
  Our Annual Report on Form 10-K for the calendar year ended December 31, 2001, filed on March 28, 2002.

  2.
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, filed on May 14, 2002 and for the quarter ended June 30, 2002, filed on August 14, 2002.

  3.
  Our Current Reports on Form 8-K dated April 4, 2002, filed on April 11, 2002 (as amended by Form 8-K/A filed on April 30, 2002), dated June 28, 2002, filed on July 25, 2002 and dated July 16, 2002, filed on July 19, 2002.

  4.
  The description of our shares contained in the registration statement on Form 8-A filed on October 24, 1997 (amended November 13, 1997 and again on December 17, 1997) and the description of the rights to purchase our shares contained in the registration statement on Form 8-A filed on May 3, 1999.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents we have incorporated in this prospectus by reference. Written requests for copies should be addressed to:

Pennsylvania Real Estate Investment Trust
Attention: Bruce Goldman,
Senior Vice President-General Counsel
The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
Telephone: (215) 875-0700

FORWARD LOOKING STATEMENTS

        In this prospectus and in reports we incorporate into this prospectus, we use forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "plan," or "continue," or the negative of or other variations on these terms, or comparable terminology, which are referred to under the securities laws as "forward-looking statements."

        Our forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied by our forward-looking statements. Some, but not all, of these risks, uncertainties and factors are discussed in this prospectus. We disclaim any obligation to update this discussion or to announce publicly the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

5,500,000 Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

August 15, 2003

LEHMAN BROTHERS